UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VOXX International Corporation

(Name of Registrant as Specified in Its Charter)

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2351 J Lawson Blvd. Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 20, 2023

Dear Stockholder:

The Annual Meeting of Shareholders of VOXX International Corporation (“Voxx” or the “Company”) will be held on Thursday, July 20, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOXX2023, where you will be able to listen to the meeting live, submit questions, and vote online. You are cordially invited to attend.

The Annual Meeting will be held for the following purposes:

1.
to elect eight directors to serve until the 2024 Annual Meeting of Shareholders or until their successors are elected and qualified;
2.
to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;
3.
to recommend, by a non-binding advisory vote, the frequency of the executive compensation advisory vote; and,
4.
to consider and ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.

In their discretion, the proxies are authorized to vote, as described in the accompanying Proxy Statement, upon any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on May 30, 2023 (the “Record Date”) are authorized to receive notice of, and to vote their shares at, the Annual Meeting or any adjournment thereof. As detailed in the Proxy Statement, you may vote your shares via the internet, by telephone, or by mail. Voting your shares via the internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage you to vote your shares promptly using one of the methods discussed above.

By order of the Board of Directors,

/s/ Janine Russo

JANINE RUSSO

Corporate Secretary

Hauppauge, New York

June 8, 2023

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 20, 2023. THE PROXY STATEMENT AND THE FORM 10-K OF THE COMPANY ARE AVAILABLE AT http://www.proxyvote.com.

PLEASE VOTE YOUR SHARES PROMPTLY

VOXX INTERNATIONAL CORPORATION

2351 J LAWSON BLVD.

ORLANDO, FL 32824

800-645-7750

ANNUAL MEETING OF SHAREHOLDERS

Thursday, July 20, 2023

PROXY STATEMENT

This Proxy Statement contains information about the Annual Meeting of Shareholders of VOXX International Corporation (“Voxx” or the “Company”). The accompanying proxy is solicited by the Board of Directors of the Company (the “Board”) on behalf of the Company, which is paying the full costs of the solicitation.

2023 Annual Meeting

The Annual Meeting of Shareholders of VOXX International Corporation (the “Annual Meeting”) will be held at 10:00 a.m. Eastern Time on July 20, 2023. The Annual Meeting will be a completely virtual meeting of stockholders.

You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOXX2023, where you will be able to listen to the meeting live, submit questions, and vote online.

At the Annual Meeting, you will be asked:

1.
to elect the eight nominees as directors of the Company's Board of Directors, each to hold office until the next annual meeting of shareholders or until respective successors are duly elected and qualified;
2.
to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;
3.
to recommend, by a non-binding advisory vote, the frequency of the executive compensation advisory vote; and,
4.
to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Internet Availability of Proxy Materials

Proxy materials are being furnished by the Company to shareholders via the internet on or about June 8, 2023, rather than by mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. This Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you would like to receive proxy materials for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

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By telephone: call 1-800-579-1639 free of charge and follow the instructions;

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By internet: go to www.proxyvote.com and follow the instructions; or
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By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 16 digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

Solicitation and Voting of Proxies

Only shareholders of record at the close of business on May 30, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, there were 20,796,440 outstanding shares of our Class A Common Stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B Common Stock, par value $.01 per share. At the Annual Meeting, each share of Class A Common Stock is entitled to one (1) vote (whether by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock is entitled to ten (10) votes (whether by proxy or pursuant to a shareholders’ consent). Class A directors are elected by the affirmative vote of a plurality of the votes of the Class A shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A directors. The Class A and Class B directors are elected by the affirmative vote of a plurality of the votes of the Class A and Class B shareholders cumulatively present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A and Class B directors.

The approval, by a non-binding advisory vote, of the compensation paid by the Company to certain executive officers, the non-binding advisory vote to recommend the frequency of the executive compensation advisory vote and the ratification of the appointment of the independent registered public accounting firm must be approved by holders of a majority of the shares of Class A and Class B Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman of the Board, controls in excess of 50% of the combined Class A and B votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this Proxy Statement.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their name shares of common stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

Quorum Requirement and Votes Required

The presence by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If your shares of Class A Common Stock are held by a broker, bank, or other nominee, you will receive instruction from them on how to vote your shares. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The Annual Meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present. If a quorum is not present, the Chairman of the meeting may adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

If you hold shares of Class A Common Stock in your own name, you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope.

A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

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FOR the election of each director nominee set forth below under the caption “Nominees”;
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FOR the approval, by a non-binding advisory vote, of compensation paid by the Company to certain executive officers;
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FOR the recommendation, by a non-binding advisory vote, of a triennial advisory vote on the executive compensation; and,
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FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.

Board Recommendation

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this Proxy Statement.

Voting Your Shares

The Board of Directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle, the Company’s Chief Executive Officer and a member of its Board of Directors, and Charles M. Stoehr, the Company’s Chief Financial Officer and a member of its Board of Directors, to vote your shares, each of them with full authority to act without the other. If your proxy is properly signed and dated and not revoked, it will be voted as you direct. You may also vote your shares by mail, telephone, or by the internet, as described on your proxy card. Even if you have voted by proxy, you may still vote live online at the meeting if you attend the meeting via the internet. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Changing Your Vote by Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the Annual Meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy, or by attending and voting at the Annual Meeting. Simply attending the Annual Meeting via the internet, however, will not revoke your proxy; you must still vote online at the Annual Meeting.

Shareholder Proposals and Director Nominations at Future Meetings

Proposals intended to be presented by shareholders at the Company’s 2024 annual meeting must be received by the Corporate Secretary of the Company at its New York offices no later than February 9, 2024, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposals must comply with all applicable statutes and regulations.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently comprised of Peter A. Lesser, Denise Waund Gibson, John Adamovich, Jr., John J. Shalam, Patrick M. Lavelle, Charles M. Stoehr, Ari M. Shalam, and Beat Kahli, all with terms ending at the 2023 Annual Meeting of Shareholders. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The Board has nominated eight directors to be elected at the Annual Meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his/her earlier death, resignation, or removal.

The ages, principal occupations, other directorships held (including all directorships held within the past five years), specific experience, qualifications, attributes, and skills that led to the conclusion that the nominee should serve as a director, and other information as of June 2, 2023, with respect to each nominee are shown below. Diversity is one of the factors that the Board considers in identifying nominees for director. This means that the Board seeks nominees who bring a variety of business backgrounds, experiences, and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, knowledge, and abilities that will allow the Board to fulfill its responsibilities. In selecting director nominees, the Board of Directors considers all aspects of a potential nominee’s background, including leadership skills, integrity, educational background, business and professional experience, business acumen, diversity of viewpoints, and other qualities. The Board’s goal is to identify individuals who will enhance and add valuable perspective to the Board and who will help the Company capitalize on business opportunities in a challenging and highly competitive market. The Board of Directors has not adopted a formal diversity policy with regard to the selection of director nominees.

DIRECTOR NOMINEES TO BE ELECTED BY CLASS A STOCKHOLDERS

Denise Waund Gibson, 63, was elected to the Board of Directors in 2015. Ms. Gibson is a seasoned senior executive and board member with over 30 years of experience in consumer electronics design and manufacturing, logistics and supply chain, distribution, and retail services. Ms. Gibson currently serves as the co-founder and Chair of Ice Mobility, launched in 2014, a national provider and distributor of wireless products and supply chain logistics solutions. Prior thereto, Ms. Gibson served as the founder and former President/CEO of Brightstar US and as a director of Brightstar Corp. from 2001 to 2011. Brightstar is a leading services provider to the global wireless industry. Prior to joining Brightstar, Ms. Gibson spent 17 years at Motorola. Ms. Gibson serves as an independent director on the board of Orica Limited, where she also chairs the Innovation and Technology Committee and serves on the Human Resources and Compensation Committee; and previously on the boards of ORBCOMM, where she served as a director on the Audit and Compensation Committees from October 2018 to October 2021 and Arial Technologies from July 2018 to December 2022. She also serves on and has chaired the Foundation, serves on the Board of Industry Leaders, serves on and has chaired the Audit Committee, and has also served as a member of the executive board of the Consumer Technology Association, and was former Vice Chair of CTIA’s Wireless Foundation. Ms. Gibson’s qualifications to serve on the Board include her demonstrated leadership ability, her knowledge of marketing, supply chain logistics, corporate finance, and the operational and strategic issues facing the consumer electronics business. Additionally, her current and prior board service gives her invaluable insight to the issues the Company’s Board may consider.

John Adamovich, Jr., 69, has been a Director of the Company since November 1, 2016. Mr. Adamovich has over forty years of financial and management experience, and a wealth of expertise in corporate finance, corporate governance, mergers and acquisitions, and SEC and risk management compliance. Mr. Adamovich served as a Director of NowVertical Group from January 2021 to May 2023 and as its Chief Financial Officer from January 2021 to December 2021. Previously, Mr. Adamovich served as Chief Financial Officer of Aeroflex Holding Corp., a NYSE-listed aerospace and test and measurement company focused on wireless communications, or its predecessor, for almost ten years. He was responsible for all financial functions, including corporate reporting, financial planning, accounting, tax, treasury, insurance, internal audit, IT and risk management. Prior to Aeroflex, Mr. Adamovich served as Executive Vice President and Chief Financial Officer of Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, where he oversaw finance functions for the Company’s direct broadcast satellite business, three national cable television networks and a regional movie chain. Previously thereto, he served as Group Vice President and Chief Financial Officer and Treasurer of NYSE listed Pall Corporation, a leading manufacturer of filtration, separation and purification solutions. Earlier in his career, Mr. Adamovich held a number of roles over a more than 20-year period with KPMG, ultimately as an SEC Reviewing Partner and Professional Practice Partner. Mr. Adamovich’s qualifications to serve on the Board include his vast knowledge of and experience with corporate reporting, mergers and acquisitions, financial planning, accounting, and tax throughout his career as both a corporate executive/CFO and an SEC Reviewing Partner and Professional Practice Partner at KPMG.

Steve Downing, 45, currently serves as Chief Executive Officer of Gentex Corporation and is a Director on the Gentex Board of Directors. He has been employed by Gentex since 2002. Prior to being elected Chief Executive Officer of Gentex, he served as President and Chief Operating Officer from August 2017 to December 2017, as Senior Vice President and Chief Financial Officer from June 2015 to August 2017, and as Vice President of Finance and Chief Financial Officer from May 2013 to June 2015. He served in a variety of roles before that time. During his tenure with Gentex, Mr. Downing had collected a vast wealth of knowledge and experience with respect to the industries in which it operates. His thorough understanding of Gentex’s industries and his demonstrated ability to build and lead a cohesive management team make him an appropriate Board member.

DIRECTOR NOMINEES TO BE ELECTED BY CLASS A AND CLASS B STOCKHOLDERS

John J. Shalam, 89, was elected Chairman of the Board of the Company on May 1, 2005. He has served as President, Chief Executive Officer, and as a Director of Voxx or its predecessor from 1960 through May of 2005. Since then, he has served as Chairman of the Board of Directors. Mr. Shalam is on the Board of Industry Leaders of the Consumer Technology Association (“CTA”). Mr. Shalam’s qualifications to serve on the Board include his knowledge of, and decades of leadership experience in, the consumer electronics industry, as well as his in-depth knowledge of the Company and its history gained through his years of service to the Company, formerly leading the Company as its President, Chief Executive Officer, and a Director from 1960 through 2005. Mr. Shalam is also uniquely qualified to provide the Board with the benefits of the leadership skills and strategic expertise he has gained through his many years of service on various boards, including the JPMorgan Chase Regulatory Advisory Board and various boards of the CTA, including its Executive Board.

Patrick M. Lavelle, 71, serves as Chief Executive Officer of the Company since February 7, 2023. Prior to that, has served as President and Chief Executive Officer of the Company since May 1, 2005. Mr. Lavelle had previously been Vice President of the Company since 1980, and was appointed Senior Vice President in 1991. In 1998, Mr. Lavelle was appointed President of VOXX Electronics Corp., the Company’s Mobile and Consumer Electronics Division. He was elected to the Board of Directors in 1993 and serves as a Director of most of Voxx’s operating subsidiaries. Mr. Lavelle is a past Chairman of the Consumer Technology Association’s Board of Directors. He is currently a member of the CTA’s Executive Board and Chair of its Compensation Committee. Mr. Lavelle is also a member of the Board of Trustees and Chairman of the Advancement Committee of Marist College, located in Poughkeepsie, New York. Mr. Lavelle’s qualifications to serve on the Board include his expertise in marketing, sales, finance, and strategy in the consumer electronics industry gained through his experience as an executive of the Company for over 30 years. In addition, through his years of service on the Board of the Company and other boards, such as the CTA and Marist College, Mr. Lavelle is able to provide diverse and valuable financial and operational expertise to the Board.

Charles M. Stoehr, 77, has been the Company’s Chief Financial Officer since 1978 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of the Company since 1987 and also serves as a Director of most of the Company’s operating subsidiaries. Mr. Stoehr’s qualifications to serve on the Board include his extensive financial, executive leadership and organizational experience, including over six years of experience in the commercial banking industry and 44 years of experience as Chief Financial Officer of the Company. His insight into the Company’s financial performance and the banking and consumer electronics businesses are critical to Board discussions.

Ari M. Shalam, 53, has over 20 years of experience in the real estate investment business in sourcing, finance, acquisition, development, and management of commercial, retail, industrial and residential properties and has been a Director of Voxx since July 2011. Presently, Mr. Shalam is Managing Partner of RWN Real Estate Partners LLC, a NYC based real estate private equity investment platform. From September 2009 to April 2011, Mr. Shalam was the President and CEO of Enterprise Asset Management, Inc. From December 2003 to September 2009, Mr. Shalam was a senior partner and director of acquisitions for Taconic Investment Partners, a fully integrated real estate investment and development company. From April 2001 to December 2003, Mr. Shalam was director of acquisitions for the Kaufman Organization. From 1992-1996 and 1998-2000, Mr. Shalam was employed by the Company, most recently as VP for Strategic Planning. Mr. Shalam is a former member of the Advisory Board of the Institute of Urban Research at the University of Pennsylvania where he is also the professor of Real Estate Entrepreneurship at the Wharton School. He is a former trustee for the Trinity School in New York City and a former member of the board of directors of Good+ Foundation, a not-for-profit entity. Mr. Shalam received his BS-Economics from the Wharton School of the University of Pennsylvania and his MBA from the Harvard Business School. Mr. Shalam’s qualifications to serve on the Board include his extensive leadership experience and knowledge of real estate, corporate finance, and investment strategy gained throughout his real estate investment career.

Beat Kahli, 59, was elected to the Board of Directors in 2021. On February 7, 2023 Mr. Kahli was elected President of the Company. Mr. Kahli is a seasoned entrepreneur with decades of experience investing in and building successful businesses, with a focus on real estate and related businesses. Mr. Kahli currently serves as the founder and CEO of Avalon Park Group Holding AG, a real estate development company based in Orlando, Florida. He also serves as the CEO and as a member of the Board of Directors of sitEX Properties Holding AG, an owner managed real estate company with activities in Switzerland and the United States. Mr. Kahli serves as a Managing Member and holds a 66.67% membership interest in GalvanEyes LLC. Mr. Kahli currently serves on the board of directors of Advent Health Orlando, one of the largest non-profit health systems in the U.S. He has also served on the boards of many community not-for-profit organizations, including the Red Cross of Florida, the Central Florida YMCA, the University of Central Florida’s Health and Public Affairs and the Florida Hospital Orlando. Mr. Kahli’s qualifications to serve on the Board include his demonstrated entrepreneurial success, his leadership ability, and his over 30 years of experience in the real estate, investment banking, and financial consulting industries. His ability to develop strategic alliances and joint venture relationships will benefit the Company’s businesses and his current and prior board service will give him an understanding of the issues facing the Company and its board of directors, allowing him to provide valuable advice and direction.

MANAGEMENT RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

The Company operates in accordance with a plan of corporate governance that is designed to define responsibilities, set high standards of professionalism and personal conduct, and assure compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance and modifies its corporate governance plan accordingly.

It is the policy of the Company that it maintains a standard Code of Business Conduct, Ethics and a Whistleblower or Complaint Procedure that clearly define the organization’s expectations of its employees regarding ethical and honest business conduct. The aforementioned Code of Business Conduct and Whistleblower Policy aids management in preventing and identifying possible fraudulent acts within the Company. The Company’s Code of Business Conduct and Ethics for Officers and Directors (the “Code of Ethics”) prohibits our directors, named executive officers (collectively, the “Named Executive Officers” each, a “Named Executive Officer”), other officers, and key accounting and finance personnel from buying or selling our common stock for at least three business days after material nonpublic information is released to the public and fifteen days prior to the end of each fiscal quarter through three business days after the Company’s quarterly and annual earnings releases. The Company communicates its Code of Ethics to all of its employees and posts it on its corporate website. The Company does not have a formal written compensation recovery policy. However, it reserves the right to create such a policy in the future.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently separate. Mr. John J. Shalam serves as the Company’s Chairman and Mr. Lavelle serves as the Company’s Chief Executive Officer. The Board believes that this structure is the most appropriate structure at this time. Mr. Shalam is not an independent director and is the former President and Chief Executive Officer of the Company. The directors of the Board believe that Mr. Shalam’s in-depth knowledge of, and former management responsibility for, the Company’s business make him the best qualified director to serve as our Chairman.

Board’s Role in Risk Oversight

Our Board of Directors is responsible for consideration and oversight of risks facing the Company. In order to ensure that material risks are identified and managed appropriately, the Board and its committees regularly review material financial and other risks with management. The Audit Committee discusses major areas of financial risks with our independent registered accounting firm. In addition, the Company’s risk oversight process involves the Board receiving information from management on a variety of matters, including operations, finance, regulatory, and strategic, as well as information regarding any material risks associated with each. The full Board, or the appropriate Board committee, receives this information through updates from management which enable it to understand and monitor the Company’s risk management practices.

Board of Directors

The Board of Directors currently has four standing committees (the Audit Committee, Compensation Committee, Affiliate Transaction Committee, and the Nominating and Governance Committee), and may also, in accordance with the Company’s By-laws, appoint other committees from time to time. The members and functions of these committees are described below. The Board of Directors has adopted written charters for the Audit Committee, Compensation Committee, and the Affiliate Transaction Committee, current versions of which are available in print to any shareholder who submits a request in writing to the Company’s Corporate Secretary at its New York office located at 180 Marcus Blvd., Hauppauge, NY 11788.

The Company’s Board of Directors held nine (9) meetings and acted by consent four (4) times during the fiscal year ended February 28, 2023. Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, and all committee meetings of each committee on which he or she is a member, as well as the Company’s annual meetings of shareholders. All board members attended last year’s annual meeting of shareholders. Each director attended 75% or more of the aggregate number of Board and related committee meetings held during the fiscal year ended February 28, 2023.

Audit Committee

The Audit Committee of the Board of Directors, which held six (6) meetings and did not act by consent during the fiscal year ended February 28, 2023, currently consists of three members, namely, John Adamovich, Jr., Chairman, Peter A. Lesser, and Denise Waund Gibson, all of whom qualify as “independent directors” and as Audit Committee Members under the Nasdaq Stock Market (“Nasdaq”) corporate governance rules. All members of the Audit Committee possess the required level of financial literacy and the Board has determined that at least one member, Mr. Adamovich, meets the current standard of “audit committee financial expert”, as defined in Item 407 of Regulation S-K.

The Audit Committee operates pursuant to the VOXX International Corporation Audit Committee Charter. The Company’s independent auditors report directly to the Audit Committee. The Audit Committee, consistent with SEC rules, meets with management and the Company’s independent external auditors prior to the filing of officer certifications with the SEC for the purpose of receiving information concerning, among other things, any significant deficiencies in the design or operation of the Company’s internal controls.

Compensation Committee

The Compensation Committee of the Board of Directors, which held one (1) meeting and acted by consent once during the fiscal year ended February 28, 2023, currently consists of three members, namely, Messrs. Lesser, Chairman, and Adamovich, and Ms. Gibson, each of whom qualify as “independent directors” under the Nasdaq corporate governance rules and as “outside directors” under the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee has the responsibility of establishing, implementing, and monitoring adherence to the Company’s executive compensation policies and practices, overseeing and administering the Company’s stock option plan and restricted stock plan, and approving equity awards and non-equity awards for all employees. The Committee’s responsibilities are further defined in the Committee’s Charter.

Affiliate Transaction Committee

The Affiliate Transaction Committee of the Board of Directors, which did not meet nor act by consent during the fiscal year ended February 28, 2023, currently consists of three members, namely, Ms. Gibson, Chairwoman, and Messrs. Lesser and Adamovich.

The Affiliate Transaction Committee has the authority to negotiate, review, and approve any and all transactions involving consideration of more than $1 million between the Company and any director, officer, or controlling shareholder of the Company.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors, which met three (3) times and did not act by consent during the fiscal year ended February 28, 2023, was formed on April 10, 2019, and consists of Ari Shalam, as well as three outside directors, including Ms. Gibson, Chairwoman, and Messrs. Lesser and Adamovich.

The Nominating and Governance Committee was established to coordinate and engender more effective communication among members of the Board, manage expectations at meetings of the Board and its committees, and provide oversight of the Company’s governance process.

Board Diversity Matrix

The table below provides self-identified diversity statistics for our Board members as of June 1, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f). The composition of our board of directors currently includes one individual who is diverse under the Nasdaq listing rule regarding board diversity, as presented in the Board Diversity Matrix below. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse.

Board Diversity Matrix (As of June 1, 2023)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
White	1	7	0	0

Stock Ownership Guidelines

The Company does not currently have equity ownership targets for its Named Executive Officers or other executives, except for the equity ownership target set forth in Mr. Lavelle’s employment agreement (see discussion of Mr. Lavelle’s employment agreement on page 26 of this Proxy Statement).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of three independent directors, Peter A. Lesser, Denise Waund Gibson and John Adamovich, Jr.

Communications with Directors

Shareholders who wish to communicate with our directors to report complaints or concerns may do so by writing to them at the Company’s New York office location c/o Corporate Secretary, VOXX International Corporation, 180 Marcus Blvd., Hauppauge, NY 11788, or by sending an email to secretary@voxxintl.com. Any such communication should contain the security holder’s name, number of shares owned, length of time held, evidence of ownership, current address, and an indication of the particular director or committee to which the security holder would like to have the written communication sent, if any. Such comments or questions will be referred to members of the Audit Committee. All other questions or comments will be referred to the appropriate director.

Compensation of Directors

The Company’s non-management directors receive an annual retainer of $50,000 plus a $5,000 yearly meeting fee, which such yearly meeting fee represents the total compensation paid to non-management directors for all Board, Compensation Committee, Audit Committee, Nominating and Governance Committee, and Affiliate Transaction Committee meetings held. Chairs of each of the Compensation Committee and the Nominating and Governance Committee each received an additional $10,000 per year, and the Chair of the Audit Committee receives an additional $15,000 per year.

The following table discloses the cash, Restricted Stock Unit awards, and other compensation earned, paid, or awarded to each of the Company’s non-management directors during the fiscal year ended February 28, 2023. It should be noted that the Directors took a twenty percent (20%) reduction in pay for a portion of the fiscal year ended February 28, 2023 which accounts for the reduced compensation set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Peter A. Lesser	$52,000	$1,591	$53,591
Denise Waund Gibson	$52,000	$1,909	$53,909
John Adamovich, Jr.	$56,000	$970	$56,970
Ari M. Shalam	$44,000	$224	$44,224
Beat Kahli	$44,000	$—	$44,000

Note: The columns which present “Stock Awards”, “Option Awards”, “Non-Equity Incentive Plan Compensation”, and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted, as there is no information to report in these columns for the fiscal year ended February 28, 2023.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Dodd-Frank Act requires U.S. public corporations to hold an advisory (non-binding) vote on executive compensation. The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are aligned with the long-term interests of our stockholders. See “Compensation Discussion and Analysis,” beginning on page 23 for additional information on our executive compensation programs.

The Company is presenting this proposal, which gives you the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of VOXX International Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Company’s 2023 Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THE ABOVE RESOLUTION AND THIS PROPOSAL.

As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for Fiscal 2023 is reasonable and appropriate, is justified by the performance of the Company, and is the result of a carefully considered approach.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis beginning on page 23:

•
The Company’s compensation structure is aligned with that of its peers by relevant industry measures.
•
Our Compensation Committee has designed the compensation packages for our Named Executives to depend on the achievement of objective performance goals that the Committee believes drive long-term stockholder value.
•
As disclosed under Compensation Discussion and Analysis on page 23, our pay practices do not encourage management to take excessive risk.
•
We recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee, or the Board of Directors. However, we value our shareholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (“FREQUENCY” VOTE)

The Dodd-Frank Act requires U.S. public corporations to propose an advisory (non-binding) vote on the frequency of holding an advisory Say-on-Pay stockholder vote regarding the compensation of named executive officers. The Frequency vote is required every six years and was last held by the Company in 2017. The Frequency vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and strongly aligned with the long-term interests of our stockholders. See “Compensation Discussion and Analysis” beginning on page 23 for additional information on our executive compensation programs. We further believe that a Say-on-Pay vote should be held once every three years. The Board of Directors believes a three-year vote cycle will balance the interest of stockholders in providing regular input on executive compensation and the interest of the Board of Directors and the shareholders and allow sufficient time to evaluate the long-term effectiveness of the Company’s executive compensation philosophy, policies and practices.

The Company is presenting this proposal, which gives you the opportunity to express your view on the appropriate frequency (every one, two or three year(s), or abstain) of conducting an advisory Say-on-Pay shareholder vote on our executive compensation by voting for one of the following options:

“RESOLVED, that the shareholders approve, on an advisory basis, that VOXX International Corporation conduct an advisory vote on the compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Company’s proxy statement for the relevant year, every:

[SELECT ONLY ONE OPTION BELOW]

☐ One year;

☐ Two years;

☐ Three years; or

☐ Abstain”

The option that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on executive compensation deemed to have been approved by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS SELECT A THREE-YEAR PERIOD FOR CONDUCTING AN ADVISORY SAY-ON-PAY STOCKHOLDER VOTE BY VOTING “FOR” THE “THREE YEARS” OPTION IN THE ABOVE RESOLUTION.

The Board has determined that a three year Say-on-Pay vote cycle is the best approach for the Company based on a number of considerations, including the following:

•
In our last frequency advisory vote in 2017, the triennial Say-on-Pay vote received a majority of the votes cast by stockholders.
•
A triennial advisory Say-on-Pay vote will allow our shareholders to provide us with input on our executive compensation as disclosed in the proxy statement every three years and will be most useful to the Board.

•
A three year vote cycle gives the Board and the Compensation Committee sufficient time to thoughtfully respond to stockholders’ sentiments, to implement any necessary changes to our executive compensation policies and practices and to evaluate the results of such changes before the next stockholder advisory vote.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending February 29, 2024, and has further directed that management submit the selection of Grant Thornton LLP for ratification by our shareholders. Grant Thornton LLP has audited the Company’s financial statements since Fiscal Year 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Company has been informed by Grant Thornton LLP that, to the best of its knowledge, neither the firm, nor any member or associate thereof, has any direct financial interest, or any material indirect financial interest, in the Company or its affiliates.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accounting Fees and Services

For the fiscal years ended February 28, 2023 and February 28, 2022, the Company was billed the following fees by Grant Thornton LLP (and its affiliates) for services rendered during the fiscal year or for the audit in respect of that fiscal year:

Fee Type	2/28/2023	2/28/2022
	(In thousands)
Audit Fees (1)	$2,081	$2,249
Audit-Related Fees (2)	$—	$3
Tax Fees (3)	$48	$149
All Other Fees (4)	$—	$—
Total	$2,129	$2,401

(1)
Audit Fees are comprised of fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. It also includes fees for statutory audits of our international subsidiaries for the respective fiscal years.
(2)
Audit-Related Fees are comprised of fees for services that reasonably relate to the performance of the audit or review of the Company’s financial statements, including the support of business acquisitions.
(3)
Tax Fees are comprised of fees for tax compliance, tax planning, and tax consulting.
(4)
All Other Fees are comprised of fees for all other services not included within the specific categories listed above.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company (including audit services and permitted audit-related and non-audit services) be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which such services are required to be subsequently reported to, and approved by, the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP, provided such engagement will amount to fees of less than $50,000 and such engagement is subsequently reported to the Chairman of the Committee and reported to, and ratified by, the Committee.

All of the services for Audit Fees, Audit-Related Fees, Tax Fees, and all other fees referenced above were approved by the Audit Committee pursuant to Rule 2-01i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

The Audit Committee considered the impact of any non-audit services provided to the Company by Grant Thornton LLP in Fiscal 2023 on the independence of Grant Thornton LLP from the Company in evaluating whether to appoint Grant Thornton LLP to perform the audit of the Company’s financial statements and internal controls for the fiscal year ending February 29, 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 29, 2024

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Audit Committee Report shall not be deemed: “soliciting material”; “filed” with the SEC; subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or, subject to the liabilities of Section 18 of the Exchange Act. This Report shall not be deemed incorporated by reference into any Company filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into any such filing.

The Audit Committee is responsible for the oversight of all aspects of the Company’s accounting and financial reporting processes, internal controls, and audit functions. Management has primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the Company’s system of internal controls. The Audit Committee has reviewed and discussed the Company’s financial statements with management.

Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits, in accordance with generally accepted auditing standards, of the Company’s financial statements and management’s assessment and effectiveness of internal controls. Grant Thornton LLP also has the responsibility of expressing an opinion on the financial statements of the Company and reporting on management’s assessment of internal control.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023 (the “2023 Annual Report on Form 10-K”):

•
the Audit Committee discussed with Grant Thornton, LLP, with and without management present, the integrity of the Company’s accounting policies, internal controls, financial statements, and the quality of the Company’s financial reporting practices;
•
the Audit Committee reviewed and discussed the audited financials included in the 2023 Annual Report on Form 10-K with the Company’s management and Grant Thornton LLP;
•
the Audit Committee discussed with Grant Thornton, LLP the matters required to be discussed by Public Company Accounting Oversight Board Accounting Standard No. 1301, Communications with Audit Committees; and
•
the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP and satisfied itself as to Grant Thornton LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the February 28, 2023 audited consolidated financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee:

John Adamovich, Jr., Chairman

Peter A. Lesser

Denise Waund Gibson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Affiliate Transaction Committee of the Board of Directors reviews all related party transactions involving aggregate consideration of more than $1 million between the Company and any of the Company’s controlling shareholders or members of the Board or officers or affiliates. All facts and circumstances surrounding each related party transaction may be considered. If the Affiliate Transaction Committee determines that any such related party transaction creates a conflict of interest or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the Committee prior to the Company entering into such transaction, or ratified thereafter. Transactions or relationships previously approved by the Committee or in existence prior to the formation of the Committee do not require approval or ratification.

Michael Lavelle, the son of Patrick M. Lavelle, has served as Vice President of Expeditor Sales since April 1, 2019. From March 2017 to March 2019, he served as Assistant Vice President of Expeditor Sales. He has been with the Company since 2003, and previously was an Expeditor Group Manager. Michael Lavelle’s annual aggregate compensation was $219,056 for the fiscal year ended February 28, 2023.

Thomas P. Jacobs II, the son of T. Paul Jacobs, has served as Senior Vice President of Premium Audio Company, LLC since March 2011. Thomas P. Jacobs II’s aggregate annual compensation was $597,880 for the fiscal year ended February 28, 2023.

Jeremy Stoehr, the son of Charles M. Stoehr, serves as Vice President of Web Services and has been with the Company since 2003. Jeremy Stoehr’s aggregate annual compensation was $145,273 for the fiscal year ended February 28, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 1, 2023, with respect to the beneficial ownership of shares of all classes of the Company’s voting securities by all directors, nominees for election as director, executive officers named in the Summary Compensation Table, and all directors, nominees, and executive officers as a group. Unless otherwise indicated, the principal address of each of the shareholders below is c/o VOXX International Corporation, 2351 J Lawson Blvd., Orlando, Florida 32824.

	Class A Common Stock			Class B Common Stock
Name and Address	# of Shares		% of Class	# of Shares	% of Class
John J. Shalam	1,915,373	(1)	9.21%	2,144,152	94.83%
Patrick M. Lavelle	577,581	(2)	2.78%	—	—%
Denise Waund Gibson	32,100		*	—	—%
Beat Kahli	6,270,000	(3)	30.15%	—	—%
Ari Shalam	19,057		*	38,934	1.72%
Loriann Shelton	14,674		*	—	—%
Charles M. Stoehr	13,673		*	—	—%
John Adamovich, Jr.	11,000		*	—	—%
Peter A. Lesser	20,000		*	—	—%
Steve Downing	75,808	(4)	*	—	—%
Paul Jacobs	—		*	—	—%
Oscar Bernardo	—		*	—	—%
All directors, nominees for director, and officers as a group (15 persons)	8,954,425		43.06%	2,183,086	96.55%

* Less than one percent (1%).

(1)
Shares indirectly owned by Mr. Shalam through Shalvoxx A LLC and Shalvoxx B LLC, respectively, and excludes 2,202 shares of Class A Common Stock and 116,802 shares of Class B Common Stock (which are entitled to 10 votes per share), held by Mr. Shalam’s three sons, including Mr. Ari Shalam.
(2)
Shares indirectly owned by Mr. Lavelle through “Patrick M. Lavelle Revocable Trust U/A Dated 11/04/2019”.
(3)
Shares indirectly owned by Mr. Kahli through Avalon Park Group Holding AG and Avalon Park International, LLC, respectively.
(4)
The reported number of shares are owned directly by Gentex Corporation, of which Mr. Downing is the Chief Executive Officer. Accordingly, by virtue of Mr. Downing’s relationship with Gentex, Mr. Downing may be deemed to beneficially own the shares of the Company’s Class A Common Stock owned directly by Gentex. Mr. Downing disclaims beneficial ownership of the shares of Company Class A Common Stock owned directly by Gentex except to the extent of his pecuniary interest.

Security Ownership of More than Five Percent

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent (5%) of the Company’s Class A Common Stock. The information contained in this table is based solely on statements in filings made with the Securities and Exchange Commission (the “SEC”) or other reliable information.

Name and Address of Other 5% Holders of Class A Common Stock	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Kahn Brothers LLC (1)	2,983,016	13.97%
555 Madison Avenue, 22nd Floor
New York, NY 10022
Dimensional Fund Advisors LP (2)	1,369,368	6.30%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

(1) Information reported is derived from a Schedule 13G of Kahn Brothers LLC dated and filed with the SEC on May 12, 2023.

(2) Information reported is derived from a Schedule 13G/A of Dimensional Fund Advisors LP dated December 30, 2022, but filed with the SEC on February 10, 2023.

EXECUTIVE OFFICERS OF THE COMPANY

The following is a list of our executive officers as of February 28, 2023:

Name	Age	Date First Elected Officer	Title
Patrick M. Lavelle	71	1980	Chief Executive Officer
Beat Kahli	59	2023	President
Charles M. Stoehr	77	1978	Senior Vice President and Chief Financial Officer
Loriann Shelton	66	1994	Senior Vice President and Chief Operating Officer
Ian Geise	51	2016	President, VOXX Accessories Corp.
T. Paul Jacobs	65	2011	President & Chief Executive Officer, Premium Audio Company, LLC
Edward D. Mas	62	2018	President and Chief Executive Officer, VOXX Automotive Corp.
Richard A. Maddia	64	1991	Vice President, Management Information Systems
Janine Russo	61	2018	Corporate Secretary

Mr. Patrick M. Lavelle was elected Chief Executive Officer of the Company in May 2005. From 2005 to 2023, Mr. Lavelle served as President and Chief Executive Officer of the Company. From 1991 to 2005, Mr. Lavelle served as Senior Vice President of the Company. From 1980 to 1991, Mr. Lavelle held the position of Vice President. In 1993, Mr. Lavelle was elected to the Board of Directors and serves as a Director of most of the Company’s operating subsidiaries.

Mr. Beat Kahli was elected President of the Company in February 2023. Mr. Kahli was elected to the Board of Directors in 2021. Mr. Kahli currently serves as the founder and CEO of Avalon Park Group Holding AG, a real estate development company based in Orlando, Florida. Mr. Kahli currently serves on the board of directors of Advent Health Orlando, one of the largest non-profit health systems in the U.S. He has also served on the boards of many community not-for-profit organizations, including the Red Cross of Florida, the Central Florida YMCA, the University of Central Florida’s Health and Public Affairs and the Florida Hospital Orlando.

Mr. Charles M. Stoehr has been the Chief Financial Officer of the Company since 1978. In 1990, he was elected Senior Vice President of the Company. Mr. Stoehr was elected to the Board of Directors in 1987 and serves as a Director of most of the Company’s operating subsidiaries.

Ms. Loriann Shelton was appointed Chief Operating Officer in January 2016. She had previously held the position of Chief Accounting Officer since 2012 and Senior Vice President since 2006. During these periods, Ms. Shelton also served as the Chief Financial Officer of each of VOXX Electronics Corp. and VOXX Accessories Corp. (both subsidiaries of Voxx). From 1994 to 2006, Ms. Shelton was Vice President of Finance and Controller for VOXX Electronics Corp.

Mr. Ian Geise has been with VOXX Accessories Corp. since 2008 and has served as President since 2016. Prior thereto, he served as Senior Vice President of Marketing and Product Management, and prior to that, as Vice President of Marketing. Before joining VOXX Accessories, Mr. Geise worked for Sirius Satellite Radio and Direct TV.

Mr. T. Paul Jacobs was elected President and CEO of Premium Audio Company, LLC (“PAC”) f/k/a Klipsch Group Inc. in July 2011. Prior thereto, he served as the President of both Klipsch Audio Technologies and Jamo International, and as Executive Vice President, Chief Operating Officer and Vice President of Worldwide Sales for Klipsch Group Inc. Mr. Jacobs also serves on the Audio Board of the Consumer Electronics Association.

Mr. Edward D. Mas has been with VOXX Automotive Corp. since 2010, and has served as President and Chief Executive Officer since March 1, 2018. He most recently served as Executive Vice President at VOXX Automotive Corp., and prior thereto he was employed for 11 years at Invision Automotive Systems. Before joining Invision, Mr. Mas worked for 16 years at Panasonic Automotive Systems as Head of Manufacturing.

Mr. Richard A. Maddia has held the position of Vice President of Management Information Systems of the Company since 1991. From 1996 to 2005, he was a member of the Board of Directors. Prior to joining the Company in 1986, Mr. Maddia held positions at Upjohn Healthcare Services, Associated Merchandise Corporation and Executive Life Insurance Company.

Ms. Janine Russo has held the position of Corporate Secretary of the Company since August 2018. She has been the Operations Support Administrator since 2017. She previously held the position of Administrative Assistant to the CFO and one of the Company’s senior vice presidents since her employment began with the Company in 2001. From 2004 to 2017, she also held the position of Building Coordinator.

Under the Company’s By-Laws, the officers of the Company hold office until their respective successors are chosen and qualified or until they have resigned, retired, or been removed by the affirmative vote of a majority of the Board of Directors. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was elected.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee:

Peter A. Lesser, Chairman

Denise Waund Gibson

John Adamovich, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our Compensation Discussion and Analysis (the “CD&A”) describes the key principles and approaches used to determine compensation earned by and paid to each of our CEO, CFO, and the Named Executive Officers. (“NEOs”) for fiscal year ended 2023. We have included information regarding the Company’s overall compensation objectives and each element of compensation that it provides.

The principal elements of our executive compensation programs are base salary, annual performance-based non-equity incentives and cash bonuses, equity incentive awards granted under a supplemental executive retirement plan, supplemental executive term life insurance and disability plans, Cash Bonus Profit Sharing Plan, certain perquisites and other benefits such as a 401(k) and Profit Sharing Plan with employer matching contributions and health and welfare plans that are generally available to all of our full-time employees. The Company’s objective is for the total compensation paid to executive officers and other employees to be competitive with the compensation provided to other persons with similar levels of responsibility at companies of similar size, complexity, revenue, and growth potential. The Company’s executive compensation practices recognize the caliber, level of experience and performance of management, and include meaningful incentives to maximize long term shareholder value while achieving the Company’s short-term financial objectives.

The Compensation Committee, which we will refer to in this CD&A as the “Committee”, reviews and approves compensation for the Company’s CEO, CFO, other Named Executive Officers, and its directors, subject to Board of Directors approval. Periodically, the Committee reviews relevant competitive data provided by third party compensation professionals, its internal human resource department, and the observations and recommendations of the Company’s executive management. In addition, the CEO submits recommended compensation levels for other executive officers of the Company to the Committee for its review and approval. The Committee has the discretion to modify any compensation recommendations by management.

The Role of Company Executives in the Compensation Process

Although the compensation process is managed and driven by, and decisions are made by, the Committee, the recommendations of certain executive officers are considered in connection with setting the compensation of other executive officers. As described above, the CEO makes initial recommendations with respect to executive officers other than himself. Executive officers also participate in the preparation of materials requested by the Committee for use and consideration at Committee meetings. The Company bases its compensation plan on the Company’s performance.

Compensation Philosophy and Policies

The Committee has designed the Company’s compensation program to promote individual performance and to be competitive with market practices in order to attract, retain, and motivate talented individuals in the Company’s industries, taking into account relative size, performance, and geographic location as well as individual responsibilities and performance. The Company’s compensation program also seeks to hold its executives accountable and reward them appropriately for the success of the Company. Accordingly, the Committee strives to create an executive compensation program that is competitive as well as reflective of Company-wide strategic objectives and individual performance.

The Committee recognizes that certain elements of compensation are better suited to achieving different compensation objectives. The Committee believes that: (i) base salaries, which are based on market practices of similar companies, are designed to attract and retain our executives; (ii) bonuses are designed to motivate our executives to achieve specific corporate and personal performance goals and to share in the Company’s profits; (iii) equity incentive awards are designed to align the interests of our executive officers and shareholders by motivating and rewarding executive officers when shareholder value increases and rewarding executive officers for continued future service; (iv)

supplemental executive term life insurance and disability plans are designed to provide our executives and their families with supplemental benefits in accordance with market practices; and (v) other elements of compensation are primarily based on market practices.

The Company’s executive compensation programs are designed to: offer a total compensation package that is competitive with the compensation levels and practices of peer companies; motivate and reward executives whose performance is important to the Company’s continued growth, profitability, and success; align a portion of executive compensation to the Company’s financial strategic objectives and the executive’s individual contributions toward those objectives; align the interests of the Company’s executives with the long-term interests of its shareholders; motivate executives to work together to achieve corporate goals by linking annual cash incentives to the achievement of those corporate goals; and provide incentives that promote executive retention.

The Company’s compensation philosophy is designed to structure executive compensation so that it is dependent on the achievement of corporate objectives and long-term increases in shareholder value. The Company accounts for employee compensation in accordance with ASC 718 (“ASC 718”). In determining equity compensation awards for Fiscal 2023, we generally considered the potential expense of our compensation awards under ASC 718 and the impact on earnings per share. We concluded that the award levels are in the best interests of our shareholders given competitive compensation practices among our peer companies, the awards’ potential expense, our performance, and the impact of the awards on executive motivation and retention.

The Company’s philosophy for all general Company-wide benefits, such as retirement and health and welfare benefits, is to make these benefits available to employees on a non-discriminatory basis.

Principal Elements of our Executive Compensation Programs

This subsection describes the various elements of our compensation programs for our Named Executive Officers, with a discussion of the Committee’s reasons for including a particular item in the compensation program. The Company’s executive compensation program has six principal components that are discussed below.

Annual Base Salary

Annual base salary ranges are determined for each executive on a case-by-case basis based on position, the individual’s level of responsibility and performance, and the unique value and historical contributions made to the Company’s success. The Committee reviews salaries each year as part of the Company’s annual performance review process, as well as upon a promotion or other change in job responsibility. The Committee reviews base salary recommendations from the CEO for executive officers other than the CEO. The Committee uses this review process in approving base salaries for our executive officers. The Committee believes that the base salaries for our executive officers are based on levels commensurate with amounts paid to executives with comparable qualifications at companies engaged in similar businesses or in the same region and are of similar size.

2023 Executive Incentive Bonus Plan

Executive bonuses are used to motivate individuals and to reward our executives for the achievement of the Company’s financial objectives and their individual performance goals. Bonus formulas are approved by the Committee at the beginning of the fiscal year and are paid on an annual basis after the completion of the fiscal year, with the exception of the put options earned by the PAC executives described below, which are deferred in accordance with the related employment contract.

For Fiscal 2023, Mr. Shalam did not receive a bonus as his bonus metric is based on a percentage of consolidated pre-tax earnings of the Company (including certain adjustments), of which there were none. The bonus calculations for Mr. Lavelle, Mr. Stoehr and Ms. Shelton for Fiscal 2023 are set forth in their respective employment agreements, the discussion of which is set forth below under the caption “Employment Agreements.” In accordance with these calculations, Mr. Lavelle’s Fiscal 2023 bonus, based on a percentage of Adjusted EBITDA, was $85,952 compared to $686,251 for Fiscal 2022; Mr. Stoehr’s Fiscal 2023 bonus, which is also based on a percentage of Adjusted

EBITDA, was $32,232 compared to $257,344 for Fiscal 2022; and Ms. Shelton’s Fiscal 2023 bonus, which is likewise based on a percentage of Adjusted EBITDA was $64,464 compared to $294,844 for Fiscal 2022.

Mr. Jacobs’ bonus is determined by the achievement of performance goals (as determined by the Company’s CEO and the Committee), plus an EBITDA target for PAC (as determined by the Company’s CEO and the Committee). Mr. Jacobs is also entitled to a put option, which is determined by multiplying the cumulative after-tax net profit or loss of PAC [commencing March 1, 2011 (the “Jacobs Commencement Date”]) by 1.6%, and bearing interest at the same per annum rate the Company receives from its lead bank. For Fiscal 2023, Mr. Jacobs earned a bonus of $72,500 compared to $250,000 for Fiscal 2022 and ($62,558) for the put option compared to $283,183 for Fiscal 2022.

The Committee also reviews the unique circumstances involved in the recruitment of the Company’s executive officers and will approve the payment of hiring bonuses if, in the judgment of the Committee, such payments are necessary to successfully recruit certain executives.

Supplemental Executive Retirement Plan

Pursuant to the Company’s Omnibus Equity Incentive Plan (the “Plan”), the Company may provide supplemental retirement income to the Chairman, executive officers, other employees and directors of the Company or its affiliates. Subject to certain performance criteria, service requirements and age restrictions, eligible employees may be eligible to receive restricted stock awards. Restricted Stock Unit awards vest on the later of three years from the date of grant or the grantee reaching the age of 65 years.

During the fiscal year ended February 28, 2023, the Company awarded a total of 46,556 Restricted Stock Units under the Plan to the Company’s five Named Executive Officers (including the Chairman and excluding the CEO, who did not receive an award) and the Company’s non-management directors, collectively. The outstanding Restricted Stock Units for the Chairman and each Named Executive Officer are set forth in the “Outstanding Equity Awards at 2023 Fiscal Year End” table below.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance plans, 401(k) and profit sharing plan, and Cash Bonus Profit Sharing Plan, in each case, on the same terms as all other Company employees. In addition, certain executives, including our Named Executive Officers, receive additional benefits, such as supplemental life insurance, supplemental short-term and long-term disability benefits, car allowances or mileage reimbursements, and reimbursement of business-related expenses.

Tax and Accounting Implications of the Executive Compensation Program

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation in excess of $1 million per year paid to certain covered employees. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017 such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements entered prior to November 2, 2017, and which are not materially amended thereafter. We do not believe the foregoing has had a material impact on the Company’s compensation-related decision making or our results of operations.

Employment Agreements and Termination

Each Named Executive Officer, with the exception of John J. Shalam, the Chairman of the Board, has an employment agreement with either the Company or one of its wholly-owned subsidiaries. Each such employment agreement provides for severance pay and other benefits upon a termination of employment. Each NEO’s employment agreement requires the payment of compensation to the executive when employment terminates under certain circumstances.

Patrick M. Lavelle

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract effective March 1, 2019 with Mr. Lavelle (the “CEO Employment Agreement”). A copy of the CEO Employment Agreement was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on July 12, 2019. On September 1, 2022, the Company’s Board of Directors, upon recommendation of the Compensation Committee, authorized and approved an Amendment reducing the annual base salary to Eight Hundred Thousand Dollars ($800,000) per annum, which reduction was restored on March 1, 2023. A copy of the Amendment was filed as Exhibit 10.1 to the Company’s Form 10-Q filed on October 11, 2022. Effective February 6, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, authorized and approved an Amendment which was filed as Exhibit 10.2 to the Company’s Form 10-K filed on May 15, 2023. The CEO Employment Agreement was amended to delete his appointment and designation as President of the Company, while retaining the appointment and designation as CEO of the Company. The Amendment further provides that Mr. Lavelle’s Designated Duties and Shared Responsibilities as CEO of the Company and for Mr. Kahli as President of the Company, shall not be deemed to be a material reduction in the scope of Mr. Lavelle’s powers, duties, title or responsibilities or the assignment of duties materially inconsistent with Mr. Lavelle’s employment agreement or a material adverse change in his title or authority which would permit Mr. Lavelle to resign for “Good Reason” and receive Post-Employment Benefits.

The CEO Employment Agreement will terminate at the end of five years, unless the Company, at least six (6) months prior to the expiration of the CEO Employment Agreement, notifies Mr. Lavelle in writing of its intent to extend the term beyond the original term. Such written notice shall set forth the proposed length of Mr. Lavelle’s continued employment, which he may accept or reject. If rejected, the CEO Employment Agreement shall expire at the end of the Employment Period.

During the term of the CEO Employment Agreement, the Company will pay Mr. Lavelle an annual base salary of One Million Dollars ($1,000,000) per annum. Pursuant to the CEO Employment Agreement, Mr. Lavelle shall also be paid an annual bonus calculated as one percent (1%) of the Company’s Adjusted EBITDA up to and including $10.0 million, and two percent (2%) of the Company’s Adjusted EBITDA in excess of $10.0 million, with such $10.0 million threshold subject to adjustment for an acquisition, divestiture, or investment by the Company in excess of $5.0 million. In addition, Mr. Lavelle received stock grants to further align his interests with those of the Company’s shareholders. On March 1, 2019, Mr. Lavelle received a stock grant (in lieu of further participation in any of the Company’s stock incentive plans) of 200,000 shares of the Company’s Class A Common Stock, and a grant of 100,000 shares each of the Company’s Class A Common Stock was made on March 1, 2020, March 1, 2021, and on March 1, 2022. All such grants are subject to a hold requirement equal to one year’s base salary of $1.0 million and subject to the terms of the CEO Employment Agreement.

Pursuant to the CEO Employment Agreement, Mr. Lavelle was entitled to receive a grant of the Company’s Class A Common Stock, or the equivalent in cash, from $0 up to a maximum value of $5.0 million based on the closing Nasdaq price of the Company’s Class A Common Stock exceeding a range from $5.00/share to $15.00/share (“Market Stock Units” or “MSUs”) during the five-year term of the CEO Employment Agreement in accordance with Schedule A to the CEO Employment Agreement. The amount of MSUs to which Mr. Lavelle is entitled shall be determined based on the highest average closing Nasdaq price for any 90 consecutive calendar day period preceding each of the Third and Fifth Anniversary Dates. Since the highest average closing Nasdaq price for a 90 day consecutive calendar day period exceeded $15.00/share prior to the Third Anniversary Date, Mr. Lavelle became vested in MSUs equal to 80% of the value determined under Schedule A, which were distributed to him on March 1, 2022, in cash in the amount of $4,000,000. On the Fifth Anniversary Date, Mr. Lavelle shall become vested in MSUs equal to 20% of the value determined under Schedule A, which shall be distributed to him, in either stock or cash equivalent, to him as soon as administratively practicable following the Fifth Anniversary Date.

If Mr. Lavelle’s employment terminates upon expiration of the CEO Employment Agreement, in addition to all Accrued Obligations, upon execution of mutual releases, Mr. Lavelle shall be entitled to receive a lump sum payment of One Million Dollars ($1,000,000), all stock-based compensation previously awarded shall be fully vested and distributed, and any vested MSUs shall be distributed.

If Mr. Lavelle’s employment is terminated by the Company without “Cause” or by Mr. Lavelle for “Good Reason” (which is defined to include, among other things, a Change of Control), the CEO Employment Agreement provides for post-employment benefits including payment of Accrued Obligations and, upon execution of mutual releases, a cash payment equal to two times his base salary as of the Date of Termination, a pro rata portion of the Average Bonus calculated as set forth in the CEO Employment Agreement, an amount equal in cash to the average of the Annual Cash Bonuses awarded in the two years immediately preceding the year in which the Date of Termination occurs, all stock-based compensation Mr. Lavelle would have been entitled to had his employment not been terminated will 100% vest and be distributed, and all MSUs which have not previously vested or been distributed shall become 100% vested and distributed to Mr. Lavelle.

Mr. Lavelle is subject to non-compete and non-solicitation restrictions during his employment and for 24 months following termination. Mr. Lavelle and the Company are also subject to a mutual non-disparagement clause during the Employment Period and thereafter.

The above is a summary of the terms of the CEO Employment Agreement and is qualified in its entirety by reference to the CEO Employment Agreement.

Beat Kahli

On February 6, 2023, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved an employment contract with Mr. Kahli effective February 6, 2023 through February 29, 2024 (the “President Employment Agreement”). The President Employment Agreement was filed as Exhibit 10.1 to the Company’s Form 10-K filed on May 15, 2023.

In accordance with the President Employment Agreement, the Company will pay Mr. Kahli an annual base salary of Three Hundred Thousand Dollars ($300,000). The President Employment Agreement provides that Mr. Kahli shall also receive from the Company a grant of 5,000 shares of Class A Common stock of the Company on each of June 30, 2023, September 30, 2023, December 31, 2023, and March 31, 2024. In the event of the termination of Mr. Kahli’s employment by the Company without “Cause” or by Mr. Kahli for “Good Reason,” Mr. Kahli shall be entitled to certain payments and continuation of benefits depending on the reason for termination, as more specifically set forth in the President Employment Agreement. If his employment is terminated by the Company without “Cause” or by Mr. Kahli for “Good Reason” all Stock Grants, to which the Mr. Kahli would have been entitled had his employment not been terminated, shall accelerate and be issued to the Mr. Kahli as soon as administratively practicable following the Date of Termination.

Mr. Kahli is subject to non-compete and non-solicitation restrictions during his employment and for 12 months following termination. Mr. Kahli and the Company are also subject to a mutual non-disparagement clause during the Employment Period and thereafter.

The above is a summary of the terms of the President Employment Agreement and is qualified in its entirety by reference to the President Employment Agreement.

Charles M. Stoehr

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract with Mr. Stoehr effective March 1, 2019 (the “CFO Employment Agreement”). A copy of the CFO Employment Agreement was filed as Exhibit 10.2 to the Company’s Report on Form 8-K filed with the SEC on July 12, 2019. On September 1, 2022, the Company's Board of Directors, upon recommendation of the Compensation Committee, authorized and approved an Amendment reducing the annual base salary to Three Hundred Twenty Thousand Dollars ($320,000) per annum, which reduction was restored on March 1, 2023. A copy of the Amendment was filed as Exhibit 10.2 to the Company’s Form 10-Q filed on October 11, 2022. All capitalized terms set forth in the below discussion of the CFO Employment Agreement are defined therein.

In accordance with the CFO Employment Agreement, the Company will pay Mr. Stoehr an annual base salary of Four Hundred Thousand Dollars ($400,000). In addition, Mr. Stoehr will be paid a bonus calculated and paid at 0.375% of the Company’s Adjusted EBITDA up to and including $10.0 million, and 0.75% of the Company’s Adjusted EBITDA in excess of $10.0 million, with such $10.0 million threshold subject to adjustment for an acquisition, divestiture, or investment by the Company in excess of $5.0 million.

In the event of the termination of Mr. Stoehr’s employment by the Company without “Cause” or by Mr. Stoehr for “Good Reason,” Mr. Stoehr shall be entitled to certain payments and continuation of benefits depending on the reason for termination, as more specifically set forth in the CFO Employment Agreement. If his employment is terminated by the Company without “Cause” or by Mr. Stoehr for “Good Reason,” which is defined to include a Change in Control, Mr. Stoehr shall be paid all Accrued Obligations, and upon execution of a mutual release, a pro rata portion of the Average Bonus, an amount in cash equal to the average of the Annual Cash Bonuses awarded in the two (2) years immediately preceding the year in which the Date of Termination occurs, all stock-based compensation shall become 100% vested and distributed, one year of Base Salary in twelve (12) equal monthly installments, and rights to indemnification and continuation of certain benefits.

Mr. Stoehr is subject to non-compete and non-solicitation restrictions during employment and for one year following termination and to non-disparagement during his employment and following termination.

The above is a summary of the terms of the CFO Employment Agreement and is qualified in its entirety by reference to the CFO Employment Agreement.

Loriann Shelton

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract with Ms. Shelton effective March 1, 2019 (the “COO Employment Agreement”). A copy of the COO Employment Agreement was filed as Exhibit 10.3 to the Company’s Report on Form 8-K filed with the SEC on July 12, 2019. On September 1, 2022, the Company’s Board of Directors, upon recommendation of the Compensation Committee, authorized and approved an Amendment reducing the annual base salary to Three Hundred Sixty Thousand Dollars ($360,000) per annum, which reduction was restored on March 1, 2023. A copy of the Amendment was filed as Exhibit 10.1 to the Company’s Form 10-Q filed on October 11, 2022. Effective February 6, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, authorized and approved an Amendment which was filed as Exhibit 10.3 to the Company’s Form 10-K filed on May 15, 2023. The COO Employment Agreement was amended to provide that Ms. Shelton will report to the CEO and the President based on the Designated Duties and Shared Responsibilities for Mr. Lavelle as CEO of the Company and for Mr. Kahli as President of the Company. The amendment also deleted the section which provided that Ms. Shelton’s voluntary retirement at any time after attaining 65 years of age qualified as “Good Reason” and also provided that the reporting requirements shall not be deemed to constitute a material reduction in the scope of her powers, duties, title or responsibilities which would permit Ms. Shelton to resign for “Good Reason” and receive Post-Employment Benefits. In addition, the amendment provides that Ms. Shelton will receive an amount in cash equal to the average of the two highest Annual Cash Bonuses awarded or to be awarded with respect to the five (5) year Employment Period if Ms. Shelton resigns for “Good Reason” or is terminated “Without Cause” or upon the expiration of her employment agreement. All capitalized terms set forth in the below discussion of the COO Employment Agreement are defined therein.

In accordance with the COO Employment Agreement, the Company will pay Ms. Shelton an annual base salary of $450,000. In addition, Ms. Shelton will be paid a bonus calculated and paid at 0.375% of the Company’s Adjusted EBITDA up to the Threshold (initially $10.0 million) minus $10.0 million (but never less than Zero); plus 0.75% of the Company’s Adjusted EBITDA in excess of the Threshold, as adjusted by the Board of Directors for acquisitions, divestitures and investments by the Company in excess of $5.0 million, minus $10.0 million, with no minimum Adjusted EBITDA required for the annual bonus to accrue and become payable and with no maximum cap on the annual bonus payable based upon the Company’s Adjusted EBITDA.

In the event of the termination of Ms. Shelton’s employment by the Company without “Cause” or by Ms. Shelton for “Good Reason”, Ms. Shelton shall be entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the COO Employment Agreement. Upon expiration of the COO Employment Agreement, upon execution of a mutual release, Ms. Shelton shall receive all Accrued Obligations plus a lump sum payment of $450,000 and all stock-based compensation (including RSUs granted under the Plan) previously rewarded shall vest and be distributed.

Ms. Shelton is subject to non-compete and non-solicitation restrictions during employment and for twelve months following termination, and to non-solicitation and non-interference restrictions during her employment and for two years following termination.

The above is a summary of the terms of the COO Employment Agreement and is qualified in its entirety by reference to the COO Employment Agreement.

T. Paul Jacobs

On February 3, 2011, PAC entered into an employment agreement with Mr. Jacobs, which agreement was authorized and approved by the Company’s Board of Directors in conjunction with the Company’s acquisition of PAC (the “PAC Agreement”). A copy of the PAC Agreement was filed as Exhibit 10.5 to the Company’s Report on Form 10-K filed with the SEC on May 16, 2011. On September 1, 2022, the Company’s Board of Directors, upon recommendation of the Compensation Committee, authorized and approved an Amendment reducing the annual base salary to Four Hundred Thousand Dollars ($400,000) per annum, which was restored on March 1, 2023. A copy of the Amendment was filed as Exhibit 10.4 to the Company’s Form 10-Q filed on October 11, 2022. The PAC Agreement is effective until any of the parties notifies the other of his or its intention to terminate employment according to the terms outlined therein.

During the term of the PAC Agreement, PAC will pay Mr. Jacobs an annual base salary, subject to review and potential upward adjustment annually as authorized and approved by the CEO and the Committee.

The PAC Agreement provides for PAC to pay Mr. Jacobs an annual bonus equal to a maximum of fifty percent (50%) of his base salary based on achievement of EBITDA goals (as determined by the Company’s CEO) and other goals established at the beginning of each year, which are designed to promote the growth of PAC. In addition, the PAC Agreement, as amended on March 1, 2011, provides for a put option for Mr. Jacobs determined by multiplying the cumulative after tax net profit or loss of PAC by 1.6%, and bearing interest at the same per annum rate the Company receives from its lead bank. Mr. Jacobs was entitled to begin requesting cash payment of his accumulated put option balances beginning 30 months from March 1, 2011, and at no less than 60-month intervals, thereafter, at each request.

In the event of the termination of Mr. Jacobs’ employment by the Company without “Cause”, by Mr. Jacobs with “Good Reason”, or by virtue of Mr. Jacobs’ death or disability, he is entitled to certain payments and continuation of benefits depending on the reason for termination, as more specifically set forth in the PAC Agreement. The PAC Agreement does not provide for a payment in the event of a change in control.

Mr. Jacobs is subject to confidentiality restrictions during his employment and thereafter, and to non-compete, non-solicitation, and non-disparagement restrictions during his employment and for 12 months following termination.

The above is a summary of the terms of the PAC Agreement and is qualified in its entirety by reference to the PAC Agreement.

Oscar Bernardo

On August 8, 2006, Audio Products International Corp. (“API”), a wholly-owned subsidiary of PAC, entered into an employment agreement with Mr. Bernardo, which was amended on July 1, 2009 and further amended on March 1, 2011, and which agreement was assumed in conjunction with the Company’s acquisition of PAC (the “API Agreement”). The API Agreement was most recently amended effective as of April 6, 2020. The API Agreement, as amended, was filed with the SEC as an exhibit to the Company’s 10-Q for the quarter ended May 31, 2020.

On December 28, 2022, PAC entered into an agreement for Termination of Employment with Oscar Bernardo, effective December 31, 2022. In complying with the requirements of the Employment Standards Act, 2000, the Company paid Mr. Bernardo a separation package described below.

Mr. Bernardo received total compensation of $1,379,711 comprised of:

•
a lump-sum payment of Five Hundred Sixty-One Thousand One Hundred Thirty-Seven Dollars ($561,137), less deductions and withholdings, representing pay in lieu of his base salary over a period of twenty-four (24) months (“Notice Period”);
•
a lump-sum payment of Five Hundred Ninety-Four Dollars ($594) in lieu of continued coverage of the Metlife Policy, the MOA Life and the AD&D policy during the Notice Period;
•
an additional lump-sum of Twenty-Four Thousand Four Hundred Ninety-Four Dollars ($24,494), less reductions and withholdings, representing pay in lieu of all benefits over the remainder of the Notice Period;
•
a lump-sum of Two Hundred-One Thousand Three Hundred Fifty-Four Dollars ($201,354), less deductions and withholdings, in full satisfaction of bonus entitlement;
•
a lump-sum of Two Thousand Nine Hundred Twenty-Four Dollars ($2,924), less deductions and withholdings, representing pay in lieu of providing Mr. Bernardo with a cell phone over the Notice Period;
•
a lump sum of Seventy-Three Thousand Four Hundred Sixty-Five Dollars ($73,465), representing the value of the put option for the Notice Period;
•
a lump sum of One Hundred Seventy-Six Thousand Nine Hundred Eighty-Eight Dollars ($176,988) which represented the present value of the put option earned through termination, and less the amounts already paid out to him with respect to the same;
•
a salary amount of Two Hundred Seventy-One Thousand Fifty-Three Dollars ($271,053) paid throughout the year of his employment during Fiscal Year 2023;
•
an amount of Two Thousand Two Hundred Twenty-Seven Dollars ($2,227) representing the amount Voxx paid for Mr. Bernardo’s continued participation in all benefits plan through the end of Fiscal 2023;
•
an amount of Eighteen Thousand Four Hundred and Five Dollars ($18,405) representing housing costs paid on behalf of Mr. Bernardo throughout the year of his employment;
•
an amount of Three Thousand Six Hundred and One Dollars ($3,601) representing professional educational fees reimbursed by Voxx to Mr. Bernardo throughout the year of his employment; and
•
the Fair Market Value of the Restricted Stock Units granted on July 21, 2022, in an amount of Forty-Three Thousand Four Hundred Sixty-Nine Dollars ($43,469).

Mr. Bernardo remains subject to confidentiality restrictions following his termination, and to non-disparagement restrictions following his termination. In consideration of the payments and benefits described above, Mr. Bernardo executed to the Company a Full and Final Release of any claims, debts, demands, actions, causes of action, damages, costs, expenses and liabilities of any kind or nature whatsoever, existing up to the Effective Date of the Termination of Employment Agreement or which may arise in the future, in any way related to his employment with Company and termination of employment.

401(k) and Profit Sharing Plan

The Company has a 401(k) plan for eligible employees. The Company matches a portion of participant contributions. Effective January 1, 2019, the company match amount was changed to 33% of elective deferrals up to a maximum of 6% of eligible compensation. Shares of the Company’s common stock are not an investment option under the 401(k) plan and the Company does not use such shares to match participant contributions. The Company contributed approximately $684,932 to the 401(k) plan during Fiscal 2023.

The Company also has a Profit Sharing Plan that allows the Company to make discretionary profit sharing contributions for the benefit of participating employees, including the Named Executive Officers, for any fiscal year in an amount determined by the Board of Directors. The total discretionary contribution, the size of the contribution is dependent upon the performance of the Company and a participant’s share of the discretionary contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. During Fiscal 2023, the Board did not make a discretionary profit-sharing contribution to the Plan.

Cash Bonus Profit Sharing Plan

The Company has a Cash Bonus Profit Sharing Plan that allows the Company to make profit sharing contributions for the benefit of eligible employees, including Named Executive Officers, for any fiscal year in an amount not to exceed 3.5% of pre-tax profits or $2.5 million. If pre-tax profits in any given fiscal year do not exceed $3 million, there will be no contribution to the Cash Bonus Profit Sharing Plan for that fiscal year. The size of the contribution is dependent upon the performance of the Company. A participant’s share of the contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. The Company elected not to make a cash bonus profit sharing contribution for Fiscal 2023.

Measuring Company Performance for Compensation Purposes

The value of our stock awards is based upon the Company’s performance, as reflected in the price of its stock, and is believed to best reflect the longer-term performance of the Company. Bonuses and other performance-based incentives are based on revenue, operating income targets or the Company’s Adjusted EBITDA established in connection with the annual budgeting process, or upon achieving certain strategic goals and are believed to best reflect the short-term performance of the Company.

Fiscal 2023 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)		Non-Equity Incentive Plan Compensation (2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Patrick M. Lavelle	2023	$903,846	$0		$85,952	$0	$37,534	$1,027,332
President and Chief	2022	$1,000,000	$0	(4)	$686,251	$0	$39,896	$1,726,147	(4)
Executive Officer	2021	$1,000,000	$0	(4)	$838,740	$0	$29,051	$1,867,791	(4)
Charles M. Stoehr	2023	$361,539	$58,794		$32,232	$0	$33,399	$485,964
Senior Vice President and	2022	$400,000	$107,184		$257,344	$0	$32,804	$797,332
Chief Financial Officer	2021	$400,000	$26,448		$314,527	$0	$32,691	$773,666
Loriann Shelton	2023	$406,731	$66,622		$64,464	$(32,158)	$27,667	$533,326
Senior Vice President and	2022	$450,000	$120,299		$294,844	$40,958	$28,987	$935,088
Chief Operating Officer	2021	$450,000	$31,074		$352,027	$106,089	$25,002	$964,192
Oscar Bernardo (5)	2023	$271,053	$43,469		$176,988	$0	$888,201	$1,379,711
Chief Operating Officer, PAC	2022	$333,778	$45,948		$158,706	$0	$38,405	$576,837
	2021	$336,101	$0		$258,819	$0	$36,360	$631,280
T. Paul Jacobs	2023	$455,769	$72,969		$9,942	$0	$26,802	$565,482
President and	2022	$500,000	$75,003		$533,183	$0	$28,060	$1,136,246
Chief Executive Officer, PAC	2021	$500,000	$112,500		$691,498	$0	$22,837	$1,326,835
John J. Shalam (6)	2023	$395,914	$94,641		$0	$0	$55,825	$546,380
Chairman of the Board	2022	$450,000	$219,859		$608,044	$0	$54,281	$1,332,184
	2021	$450,000	$28,057		$1,015,719	$0	$47,098	$1,540,874

(1)
This column presents the aggregate fair market value of stock awards on the date of grant. The amounts presented do not necessarily represent the actual value that will be recognized by the individuals upon issuance.
(2)
Refer to the CD&A for a further discussion of the Company’s non-equity incentive plans and bonus methodology.
(3)
See the All Other Compensation Table below for additional information.
(4)
In the June 2022 and June 2021 Proxy Statements, the amounts in the Stock Awards column included the value of the stock grants as of the respective settlement dates (as opposed to the aggregate fair market value of the awards on their date of grant, March 1, 2019) and were reported as $2,177,500 and $355,500 for Fiscal 2022 and Fiscal 2021, respectively, as a result of an inadvertent administrative error. These amounts should have been reported as zero in both years. As a result, the amounts in the “Total” Column for Fiscal 2022 and Fiscal 2021 were reported as $3,903,647 and $2,223,291, respectively. In the Company’s Proxy Statement filed on June 29, 2020, the “Stock Award” column should have reflected the aggregate fair market value of the awards on the date of grant (March 1, 2019) which totaled $2,947,000 as opposed to $876,000 as reported. The “Total” column for Fiscal 2020 should have been reported as $4,041,667 as opposed to $1,970,667.
(5)
Refer to the CD&A for further discussion on payments to Oscar Bernardo due to Termination of Employment Agreement.
(6)
Mr. Shalam, Chairman of the Board, is not an executive officer of the Company.

Note: The columns which present “Bonus” and “Option Awards” have been omitted as there is no information to report in these columns for any fiscal year covered by the table.

All Other Compensation Table

The following table contains each component of the “All Other Compensation” column from the Fiscal 2023 Summary Compensation Table.

Name of Executive	Auto Allowance	Value of Supplemental Life Insurance Premiums (1)	Employer Contributions Relating to Employee Savings Plan	Other (2)	Total
Lavelle	$25,080	$6,821	$5,633	$—	$37,534
Stoehr	$16,569	$11,034	$5,795	$—	$33,398
Shelton	$16,568	$5,334	$5,765	$—	$27,667
Bernardo	$—	$3,601	$—	$884,600	$888,201
Jacobs	$—	$5,120	$4,770	$16,912	$26,802
Shalam	$5,995	$44,134	$5,696	$—	$55,825

(1)
This column presents payments made by the Company for insurance premiums related to a $1,000,000 life insurance policy (or such reduced amount as may be required by the insurer due to age coverage constraints), which are owned by each executive. It does not include premiums for policies where the Company is the owner and beneficiary.
(2)
This column for Mr. Bernardo includes housing expenses, fees paid for personal improvement seminars, and other compensation for Mr. Bernardo in reference to Mr. Bernardo’s Termination of Employment Agreement explained in the CD&A. For Mr. Jacobs, this column includes fees paid for an executive peer advisory group.

Grants of Plan Based Awards During Fiscal 2023

The following table discloses the amount of non-equity incentive plan awards for Fiscal 2023:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Number of Units (#) (2)	Closing Price on Grant Date ($) (3)
Lavelle	4/11/2022	$—	$903,759		7/21/2022	—	$—
Stoehr	4/11/2022	$—	$338,910	$—	7/21/2022	7,105	$8.42
Shelton	4/11/2022	$—	$376,410	$—	7/21/2022	8,051	$8.42
Jacobs (4)	4/11/2022	$—	$570,091	$—	7/21/2022	8,818	$8.42
Bernardo (5)	4/11/2022	$—	$169,014	$—	7/21/2022	5,253	$8.42
Shalam	4/11/2022	$—	$1,028,413	$—	7/21/2022	11,437	$8.42

(1)
This column represents the date upon which the Compensation Committee approved the target award amounts under the non-equity incentive plan.
(2)
This column represents the number of Restricted Stock Units (each, an “RSU”) granted pursuant to the Company’s 2014 Omnibus Equity Incentive Plan (the “Plan”). Each RSU grant was approved by the Compensation Committee on July 21, 2022.
(3)
This column represents the closing price of the Company’s Class A Common Stock on the grant date, July 21, 2022. RSUs are granted based upon the “Fair Market Value” of the Company’s Class A Common Stock on the grant date. “Fair Market Value” is defined in the Plan as the mean of the highest and lowest quoted selling price of a share of the Company’s Class A Common Stock on the grant date. The Fair Market Value was $8.28 per share on the grant date.
(4)
As covered in greater detail in the discussion of Mr. Jacobs’ employment agreement commencing on page 29, Mr. Jacobs’ non-equity incentive award is comprised of a performance-based award (which may not be awarded in an amount greater than fifty percent (50%) of base salary) and a put option (which is not subject to a maximum dollar amount).
(5)
As covered in greater detail in the CD&A discussion of Mr. Bernardo’s Termination of Employment Agreement.

Note: Certain columns have been omitted, as there is no information to report in these columns for Fiscal 2023, including the “estimated future payouts under equity incentive plan awards” column.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth outstanding restricted stock unit awards not yet vested as of February 28, 2023.

	Equity Incentive Plan Awards
Name	Shares That Have Not Yet Vested (#)	Market or Payout Value of Shares That Have Not Yet Vested ($)
Lavelle	—	$—
Stoehr	19,584	$192,426
Shelton	22,298	$217,995
Bernardo	—	$—
Jacobs	113,269	$716,560
Shalam	32,486	$342,557

Note: Information regarding Option Awards has been omitted because there were no outstanding unexercised option awards or unexercised options not exercisable at February 28, 2023.

Option Exercises and Stock Vested at 2023 Fiscal Year End

The table below provides information regarding the vesting of Restricted Stock Unit Awards during the fiscal year ended February 28, 2023.

	Stock Vested
	Number of Units Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Lavelle	10,764	$50,000
Stoehr	4,306	$20,000
Shelton	5,382	$25,000
Jacobs	—	$—
Bernardo	—	$—
Shalam	4,844	$22,500

(1)
This column presents Restricted Stock Unit Awards granted pursuant to the Company’s 2014 Omnibus Equity Incentive Plan (the “Plan”) which have vested but are not settled. When settled, these Awards may be settled in shares of the Company’s Class A Common Stock or in cash, at the Company’s sole discretion.
(2)
The value presented in this column is based upon the “Fair Market Value” of the Company’s Class A Common Stock on the related Restricted Stock Unit award grant date(s). “Fair Market Value” is defined in the Plan as the mean of the highest and lowest quoted selling price of a share of the Company’s Class A Common Stock on the grant date. The value presented does not necessarily represent the value that will be recognized by the individuals upon settlement of the subject Restricted Stock Units.

Nonqualified Deferred Compensation for Fiscal 2023

The table below provides information on the nonqualified deferred compensation of our Chairman and Named Executive Officers:

Name	Executive Contributions in Fiscal 2023 (1)	Registrant Contributions in Fiscal 2023 (2)	Aggregate Earnings in Fiscal 2023 (3)	Aggregate Withdrawals/Distributions in Fiscal 2023	Fees	Aggregate Balance at February 28, 2023
Lavelle	$—	$—	$—	$—	$—	$—
Stoehr	$—	$—	$—	$—	$—	$—
Shelton	$70,962	$—	$(32,158)	$(112,341)	$—	$433,648
Bernardo	$—	$—	$—	$—	$—	$—
Jacobs	$—	$—	$—	$—	$—	$—
Shalam	$—	$—	$—	$—	$—	$—
(1)
This column represents the contributions made by each individual into the Company’s deferred compensation plan. Such amounts are included in the salary or bonus column in the Summary Compensation Table. Employees of PAC did not participate in the Company’s deferred compensation plan in Fiscal 2023.
(2)
For Fiscal 2023, the Company continued its suspension of employer matching contributions.
(3)
This column represents the dollar amount of aggregate interest, dividends, stock price appreciation (or depreciation), and other similar items accrued during Fiscal 2023.

CEO Pay-Ratio Disclosure

In compliance with SEC rules, we are required to provide the relationship of the total annual compensation of the median of our employees (other than the CEO) and the total annual compensation of our CEO, Patrick M. Lavelle. The Company has elected to identify its median employee every three years, unless a significant change in employee population or employee compensation arrangements has occurred. The pay ratio included herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In determining our “median employee”, we used a consistently applied compensation measure with the following methodology, material assumptions, adjustments, and estimates:

•
The Company selected December 31, 2020, which was within the last three months of the 2021 fiscal year end, as the date for determining the employees to be considered in computing the pay ratio, and the twelve months ended December 31, 2020 as the measurement period.
•
We utilized the entire global population of 886 employees, including full-time, part-time, seasonal, and foreign employees, without exercising the de minimis exception for any of our foreign or U.S. personnel. Local amounts were converted to U.S. dollars using the applicable rate of exchange in effect on December 31, 2020.
•
The Company chose “total taxable earnings” reported to the respective federal taxing authority for the calendar year 2020 as our consistently applied compensation measure. No cost-of-living adjustments were made. Earnings were annualized for employees who were employed on December 31, 2020, but did not work for the Company for the full year.
•
The “Total Annual Compensation” of the CEO and the median employee was based on the applicable instructions and interpretations used to calculate compensation to be reported in the Summary Compensation Table included within this Proxy Statement.

The Company has not undergone any significant change in employee population or employee compensation in Fiscal 2023, so the median employee salary for Fiscal 2023 was not recalculated for the purpose of this analysis. In Fiscal 2021, the median employee was identified as an administrative employee in one of our domestic locations, and the total annual compensation of the median compensated of all our employees (other than the CEO) was $53,827. In Fiscal 2023, the total annual compensation of our CEO was $1,027,332, as indicated in the Summary Compensation Table within the Compensation Discussion and Analysis above. Therefore, in relying on our median employee compensation from Fiscal 2021 and comparing it to the total annual compensation of our CEO as listed above, our median employee to CEO pay ratio for Fiscal 2023 was estimated to be approximately 1 to 19.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions based upon their compensation practices. Therefore, the ratio we report may not be comparable to the ratio reported by other companies.

PAY VERSUS PERFORMANCE

The disclosures have been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K of the Exchange Act (“Item 402(v)”) and provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO NEOs (collectively, the “Other NEO’s”) as presented in the Summary Compensation Table on page 32, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures. The below tables and disclosures do not necessarily reflect value actually realized by the NEO’s or how the Compensation Committee evaluates compensation decisions in light of the Company’s performance or individual performance. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with Company performance, refer to the section titled “Compensation Discussion and Analysis.”

The table below presents information on the compensation of our PEO and our other NEO’s in comparison to certain performance metrics for Fiscal Year 2023, Fiscal Year 2022, and Fiscal Year 2021. Net Income (Loss) is a metric used by the Compensation Committee when setting executive compensation, although it is not the only metric used. The use of the term “compensation actually paid” is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table.

					Value of Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEO's (3)	Average Compensation Actually Paid for Non-PEO NEO's (4)	Total Shareholder Return ("TSR") (5)	Peer Group Total Shareholder Return (6)	Net (Loss) Income Attributable to VOXX International Corporation (In Thousands) (7)	Adjusted EBITDA (In Thousands) (8)
2023	$1,027,332	$871,774	$702,173	$746,344	$211.67	$133.13	$(28,576)	$8,595
2022	1,726,147	248,517	955,537	429,190	198.70	142.64	(22,333)	39,946
2021	1,867,791	10,916,955	1,047,369	1,938,590	383.89	127.99	26,767	48,086

(1) Mr. Lavelle was our PEO for all years shown. The amounts reported are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

(2) The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable years. In accordance with Item 402(v) of Regulation S-K, below are the adjustments made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to arrive at compensation actually paid to our PEO during each year shown:

PEO	2023	2022	2021
Summary compensation table (SCT) total for CEO	$1,027,332	$1,726,147	$1,867,791
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	-	-	-
-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	14,940	(902,630)	8,761,249
+ vesting date fair value of equity awards granted and vested in the covered year	-	-	-
-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(170,498)	(575,000)	287,915
- fair value as of prior year-end of equity awards granted in prior years that failed to vest in the covered year	-	-	-
+ dividends or other earnings paid during applicable fiscal year prior to vesting date	-	-	-
+ excess fair value for equity award modifications	-	-	-
Compensation Actually Paid to PEO	$871,774	$248,517	$10,916,955

(3) The amounts reported represent the average of the amounts reported for the Company’s NEO’s as a group (excluding our PEO), in the “Total” column of the Summary Compensation Table in each applicable year. For Fiscal Years 2021, 2022, and 2023, the Company’s non-PEO NEO’s were Charles M. Stoehr, Loriann Shelton, Oscar Bernardo, T. Paul Jacobs, and John J. Shalam.

(4) The amounts reported represent the average “compensation actually paid” to the NEO’s other than our PEO as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEO’s as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Non-PEO NEO's	2023	2022	2021
Summary compensation table (SCT) total for Non-PEO NEO's	$702,173	$955,537	$1,047,369
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	22,309	(23,919)	102,961
-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	21,312	(256,646)	738,065
+ vesting date fair value of equity awards granted and vested in the covered year	105	-	-
-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	445	(245,782)	50,195
- fair value as of prior year-end of equity awards granted in prior years that failed to vest in the covered year	-	-	-
+ dividends or other earnings paid during applicable fiscal year prior to vesting date	-	-	-
+ excess fair value for equity award modifications	-	-	-
Compensation Actually Paid to Non-PEO NEO's	$746,344	$429,190	$1,938,590

(5) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and at the beginning of the measurement period by the Company’s share price at the beginning of the measurement period, calculated in accordance with Item 201(e) of Regulation S-K. The Company did not pay any dividends during the last three fiscal years.

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose consists of the following companies within the Standard Industrial Classification Code 5065 - Electronic Parts and Equipment, Not Elsewhere Classified: Arrow Electronics Inc., Avnet Inc., Eaco Corp., First America Resources Corp., India Globalization Capital Inc., Ituran Location and Control Ltd., Orbital Infrastructure Group Inc., Richardson Electronics Ltd., Simply Inc., Taitron Components Inc., TE Connectivity Ltd., Tessco Technologies Inc., and Universal Security Instruments Inc.

(7) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(8) The Company’s Selected Measure is Adjusted EBITDA. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider Adjusted EBITDA, which is one of the measures used to determine annual cash incentive compensation for our PEO and certain NEO’s, to be the most important performance measure used by the Company to link compensation actually paid to the PEO and NEO’s for Fiscal Years 2021 through 2023 to Company performance. For a reconciliation of Adjusted EBITDA to net (loss) income please see the discussion of reconciling items below under “Tabular List of Performance Measures.”

Pay Versus Performance Descriptive Disclosure

Compensation Actually Paid Versus Company TSR and Peer Group TSR

The graph below reflects the relationship between the PEO and the average Non-PEO NEO’s compensation actually paid and both the Company’s cumulative TSR and peer group TSR (assuming an initial fixed investment of $100 for the fiscal years ended February 28, 2021, February 28, 2022, and February 28, 2023). TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested. The Company did not pay any dividends during the last three fiscal years.

Compensation Actually Paid Versus Total Shareholder Return
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Total Shareholder Return
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid for Non-PEO NEO
Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid Versus Net Income (Loss)

The graph below reflects the relationship between the PEO and the average Non-PEO NEO’s compensation actually paid and the Company’s net income (loss) for the fiscal years ended February 28, 2021, February 28, 2022, and February 28, 2023.

Compensation Actually Paid Versus Adjusted EBITDA

The graph below reflects the relationship between the PEO and the average Non-PEO NEO’s compensation actually paid and the Company’s Adjusted EBITDA for the fiscal years ended February 28, 2021, February 28, 2022, and February 28, 2023.

Compensation Actually Paid Versus Adjusted EBITDA
Compensation Acually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
60,000
50,000
40,000
30,000
20,000
10,000
0
Adjusted EBITDA (Thousands)
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid for Non-PEO NEO
Adjusted EBITDA (in Thousands)

Tabular List of Performance Measures

As required by the SEC rules, the Company has determined the following as its most important measures used to link compensation actually paid to our PEO and non-PEO NEO’s to Company performance for Fiscal 2023, which are the only financial performance measures used to link compensation actually paid to Company performance for Fiscal 2023.

Net Income
Adjusted EBITDA
Applicable subsidiary EBITDA

We use financial measures in this proxy statement, including EBITDA and Adjusted EBITDA, that are not measures of financial performance under GAAP, in particular as compensation targets and for the performance measures described above herein. We consider certain non-GAAP financial information, such as EBITDA and Adjusted EBITDA, to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA helps us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA and Adjusted EBITDA should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

EBITDA represents net income (loss) attributable to VOXX International Corporation and Subsidiaries, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, foreign currency losses (gains), life insurance proceeds, certain non-routine legal and professional fees, settlements and awards, restructuring-related expenses, non-recurring severance expense, acquisition costs, and impairment charges. Depreciation, amortization, stock-based compensation, foreign currency losses (gains), and impairment charges are non-cash items.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the Nasdaq Stock Market (the “Nasdaq”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 filed with the SEC and Nasdaq. To the Company’s knowledge, based solely upon a review of the copies of the forms received by the Company with respect to the fiscal year ended February 28, 2023, or written representations from Reporting Persons, the Company believes that its directors and executive officers have complied, on a timely basis, with all filing requirements applicable to them.

OTHER MATTERS

At the time of preparation of this Proxy Statement, neither the Board of Directors nor management know of any matters to be presented for action at the meeting other than as set forth in Proposals 1, 2, 3, and 4 of the Notice of Annual Meeting and this Proxy Statement. However, as to any other business which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By order of the Board of Directors,

/s/ Janine Russo

JANINE RUSSO

Corporate Secretary

VOXX International Corporation

Hauppauge, New York

June 8, 2023

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the internet, (2) by telephone, or (3) by mail. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

VOTE BY INTERNET – Before the Meeting – Go to www.proxyvote.com
VOXX INTERNATIONAL CORPORATION 2351 J LAWSON BLVD. ORLANDO, FL 32824 ATTN: JANINE RUSSO

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 19, 2023 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/VOXX2023

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 19, 2023 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of eight directors	☐	☐	☐
Nominees:

Class A Shareholders vote:

01) Denise Waund Gibson

02) John Adamovich, Jr.

03) Steve Downing

04) John J. Shalam

05) Patrick M. Lavelle

06) Charles M. Stoehr

07) Ari M. Shalam

08) Beat Kahli

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 3 YEARS FOR THE FOLLOWING PROPOSAL:		1 Year	2 Years	3 Years	Abstain

3.	To approve, by a non-binding advisory vote, the frequency of the executive compensation advisory vote;	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

VOXX INTERNATIONAL CORPORATION

2351 J Lawson Blvd.

Orlando, FL 32824

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 20, 2023, at 10:00 a.m., via a live webcast at www.virtualshareholdermeeting.com/VOXX2023, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side

VOTE BY INTERNET – Before the Meeting – Go to www.proxyvote.com
VOXX INTERNATIONAL CORPORATION 2351 J LAWSON BLVD. ORLANDO, FL 32824 ATTN: JANINE RUSSO

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 19, 2023 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/VOXX2023

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 19, 2023 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Vote on Directors
1.	ELECTION OF DIRECTORS. To elect to our board of five of eight directors	☐	☐	☐
Nominees:

Class B Shareholders vote:

01) John J. Shalam

02) Patrick M. Lavelle

03) Charles M. Stoehr

04) Ari M. Shalam

05) Beat Kahli

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 3 YEARS FOR THE FOLLOWING PROPOSAL:		1 Year	2 Years	3 Years	Abstain

3.	To approve, by a non-binding advisory vote, the frequency of the executive compensation advisory vote;	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

VOXX INTERNATIONAL CORPORATION

2351 J Lawson Blvd

Orlando, FL 32824

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 20, 2023, at 10:00 a.m., via a live webcast at www.virtualshareholdermeeting.com/VOXX2023, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side